EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Momenta Pharmaceuticals, Inc. (the “Company”) for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Craig A. Wheeler, President and Chief Executive Officer of the Company, and Richard P. Shea, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig A. Wheeler
Dated: May 10, 2007	Craig A. Wheeler
President and Chief Executive Officer

/s/ Richard P. Shea
Dated: May 10, 2007	Richard P. Shea
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Momenta Pharmaceuticals, Inc. and will be retained by Momenta Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.